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                                                                 EXHIBIT 4.23

FORM OF AGREEMENT AS TO EXPENSES AND LIABILITIES


                    AGREEMENT AS TO EXPENSES AND LIABILITIES

                                 By and Between

                            THE WALT DISNEY COMPANY,
                                   as Sponsor

                                       and

                       DISNEY CAPITAL TRUST [I / II / III]


                          Dated as of ________ __, 200_


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                    AGREEMENT AS TO EXPENSES AND LIABILITIES

                  This AGREEMENT AS TO EXPENSES AND LIABILITIES (this "Agreement") is made as of _______ __, 200_, between THE WALT DISNEY COMPANY, a Delaware corporation ("Disney"), as Sponsor and DISNEY CAPITAL TRUST
[I / II / III], a Delaware business trust (the "Trust").

                  WHEREAS, Disney, as Sponsor, and Wilmington Trust Company, as Delaware Trustee, established the Trust pursuant to a Trust Agreement dated as of August 16, 2001 (the "Original Trust Agreement") and a Certificate of Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on August 16, 2001;

                  WHEREAS, the Trust intends to issue and sell its ___% Trust Common Securities (the "Trust Common Securities") to, and purchase Series ___% Junior Subordinated Debt Securities (the "Debt Securities") from, Disney, and to issue and sell its ___% Trust Preferred Securities (the "Trust Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _______ __, 200_, as the same may be amended from time to time (the "Trust Agreement");

                  WHEREAS, Disney will directly or indirectly own all of the Trust Common Securities of the Trust and will issue the Debt Securities;

                  NOW, THEREFORE, in consideration of the purchase by each holder of the Trust Preferred Securities, which purchase Disney hereby agrees shall benefit Disney and which purchase Disney acknowledges will be made in reliance upon the execution and delivery of this Agreement, Disney and the Trust hereby agree as follows:

                                   ARTICLE I

                               GUARANTEE BY DISNEY

                  1.1 GUARANTEE BY DISNEY. Subject to the terms and conditions hereof, Disney hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Trust Preferred Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

                  1.2 TERMS OF AGREEMENT. This Agreement shall terminate and be of no further force and effect upon the date on which there are no Beneficiaries remaining; PROVIDED, HOWEVER, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities or

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any Beneficiary must restore payment of any sums paid under the Trust
Preferred Securities, under any Obligation, under the Guarantee Agreement dated _______ __, 200_ by the guarantor and Wells Fargo Bank, National Association, as guarantee trustee, or under this Agreement for any reason whatsoever. Except as set forth in this Section 1.2, this Agreement is continuing, irrevocable, unconditional and absolute.

                  1.3 WAIVER OF NOTICE. Disney hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and Disney hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  1.4 NO IMPAIRMENT. The obligations, covenants, agreements and duties of Disney under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

                  (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

                  (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, Disney with respect to the happening of any of the foregoing.

                  1.5 ENFORCEMENT. A Beneficiary may enforce this Agreement directly against Disney, and Disney waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Disney.

                  1.6 SUBROGATION. Disney shall be subrogated to all rights (if any) of the Trust in respect of any amounts paid to the Beneficiaries by Disney under this Agreement; PROVIDED, HOWEVER, that Disney shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

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                                   ARTICLE II

                                 BINDING EFFECT

                  2.1 BINDING EFFECT. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of Disney and shall inure to the benefit of the Beneficiaries.

                  2.2 AMENDMENT. So long as there remains any Beneficiary, or any Trust Preferred Securities of any series remain outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Trust Preferred Securities.

                  2.3 NOTICES. Any notice or communication by Disney or the Trust to the other is duly given if in writing and delivered in person or mailed by first-class mail:

                  (a)      if to Disney to:

                           The Walt Disney Company
                           500 South Buena Vista Street
                           Burbank, California 91521
                           Attention:
                                       -----------------------
                           Telecopy No.:
                                         ---------------------

                  (b)      if to the Trust to:

                           Disney Capital Trust [I / II / III]
                           c/o The Walt Disney Company
                           500 South Buena Vista Street
                           Burbank, California 91521
                           Attention:
                                       -----------------------
                           Telecopy No.:
                                          --------------------

                  Disney or the Trust by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  2.4      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  2.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF.

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                  IN WITNESS WHEREOF, the parties caused this agreement to be duly executed as of the day and year first above written.

                                   THE WALT DISNEY COMPANY, as Sponsor

                                   By:
                                      --------------------------------------
                                        Name:
                                        Title:



                                   DISNEY CAPITAL TRUST [I / II / III]



                                   By:
                                      --------------------------------------
                                        [NAME OF ADMINISTRATIVE TRUSTEE],
                                           as Administrative Trustee





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